Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated March 19, 2025, relating to the financial statements of Best Buy Co., Inc. and subsidiaries, and the effectiveness of Best Buy Co., Inc. and subsidiaries’ internal control over financial reporting, appearing in the Annual Report on Form 10-K of Best Buy Co., Inc. for the year ended February 1, 2025.

/s/ Deloitte & Touche LLP

Minneapolis, Minnesota
September 17, 2025